UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2008

Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Card Master Trust I

(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	333-141703-02 000-23108 033-54804	51-0020270
(State of Organization)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware	19720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 323-7434

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 17, 2008, Discover Bank as Master Servicer, Servicer and Seller, U.S. Bank National Association as Trustee and certain other parties named therein entered into an omnibus amendment (the “Amendment”) of, among other things, the Certificate Purchase Agreement, dated as of November 29, 2005, as amended, among Discover Bank as Master Servicer, Servicer and Seller, U.S. Bank National Association as Trustee and the purchasers named therein, the Series Supplement, dated as of November 29, 2005, as amended (the “Series Supplement”), for Series 2005-A between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, and the Amended and Restated Credit Enhancement Agreement, dated as of June 15, 2007, as amended, among Discover Bank as Master Servicer, Servicer and Seller, U.S. Bank National Association as Trustee and certain other parties named therein.

The class invested amount in the Class A Certificates is $2,000,000,000, which amount is comprised of the initial investor interest in the Class A Certificates of $750,000,000 and subsequent increases in investor interest of $250,000,000 and $1,000,000,000. The Class A Certificates had an expected maturity date of November 17, 2008 and a series termination date of May 17, 2011. Pursuant to the Amendment, the term of the Class A Certificates has been extended with respect to the entire class invested amount, so that the expected maturity date is April 15, 2010 and the series termination date is October 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor of Discover Card Master Trust I)

Date: March 19, 2008	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer